UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2001

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5424	58-0218548

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hartsfield Atlanta International Airport, Atlanta, Georgia   30320

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Not Applicable

(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure

Recent Developments

On September 11, 2001, the United States was attacked by terrorists using hijacked jets of certain other airlines. The effects of these tragic events could include, among other things, a decreased demand for air travel due to fears regarding additional acts of terrorism; an increase in the price of jet fuel because of concerns regarding the possibility of hostilities in the Middle East; and increased costs and reduced operations by airlines due to new security directives adopted by the Federal Aviation Administration. These effects, depending on their scope and duration—which we cannot predict at this time—could have a material adverse impact on Delta’s financial condition or results of operations.

On September 13, 2001, as a result of the terrorist attack and its potential implications described above, Standard & Poor’s announced it was placing its long-term corporate credit ratings of all U.S. airlines and their related entities on CreditWatch with negative implications.

Item 7.   Financial Statements and Exhibits

(c)    Exhibits.     The Exhibit Index on page 4 is hereby incorporated by reference. Exhibit 25.1 is being filed as an Exhibit in connection with, and incorporated by reference into, Delta's Registration Statement on Form S-3 (Registration No. 333-65218). The Registration Statement and the Prospectus Supplement, dated September 6, 2001, to the Prospectus dated July 16, 2001, related to the offering by Delta of Pass Through Certificates, Series 2001-1.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

BY:	/s/ Edward H. Bastian

Edward H. Bastian
Senior Vice President – Finance and Controller

Date: September 14, 2001

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EXHIBIT INDEX

Exhibit No.	Description

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee for the Pass Through Certificates, Series 2001-1.

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